Exhibit 2.1
EXECUTION VERSION

AMENDMENT NO. 1 TO THE PURCHASE, SALE AND ESCROW AGREEMENT
This AMENDMENT NO. 1 (this “Amendment”), dated as of May 29, 2015, to that certain Purchase, Sale and Escrow Agreement (the “Agreement”), dated as of February 25, 2015, by and among WPG-OC LIMITED PARTNER, LLC, a Delaware limited liability company (the “Seller”), WPG-OC GENERAL PARTNER, LLC, a Delaware limited liability company (“WPG”), O’CONNOR MALL PARTNERS, L.P., a Delaware limited partnership (“Primary Purchaser”), and FIDELITY NATIONAL TITLE INSURANCE COMPANY, as escrow agent (“Escrow Agent”), is made and entered into by Seller, WPG, Primary Purchaser and Escrow Agent. Capitalized terms used, but not defined, herein shall have the meanings given to such terms in the Agreement, and all references to Articles and Sections herein are references to Articles and Sections of the Agreement.
WHEREAS, Seller, WPG, Primary Purchaser and Escrow Agent are parties to the Agreement; and
WHEREAS, Seller, WPG, Primary Purchaser and Escrow Agent desire to amend certain terms of the Agreement in accordance with Section 15.4 of the Agreement as set forth below.
NOW, THEREFORE, in consideration of the mutual agreements hereinafter contained, and intending to be legally bound hereby, Seller, WPG, Primary Purchaser and Escrow Agent agree as follows:
Section 1. Amendments to Agreement.
(a)    Section 1.1.2 of the Agreement is hereby amended by replacing the last sentence therein with the following:
Seller owns a 49% limited partnership interest in the Parallel Partnership (the “Parallel Sale Interest”), and, at Closing, WPG Management Associates, Inc. (“WPG TRS”) will own a 51% general partnership interest in the Parallel Partnership.
(b)    Section 1.1.3 of the Agreement is hereby amended by replacing the last sentence therein with the following:
As of immediately prior to Closing, Seller or an affiliate of Seller (“Seller II”) will own a 49% limited partnership interest in the Parallel Partnership II (the “Parallel Sale Interest II”), and as of Closing, WPG or an affiliate of WPG (“WPG II”) will own a 51% general partnership interest in the Parallel Partnership II.
(c)    Section 1.7.2 of the Agreement is hereby amended by replacing it in its entirety with “[Reserved]”.

(d)    All references in the Agreement to “WPG” in the context of the Parallel Partnership or its role as the general partner of the Parallel Partnership are hereby replaced with “WPG TRS” throughout the Agreement (provided, that, for the avoidance of doubt, the term “WPG” shall not be replaced with, or deemed to refer to, WPG TRS for purposes of Section 11.1.33(a) of the Agreement and, in the case of any reference to receipt of notice regarding the Parallel Partnership or the Property to be owned indirectly by it, the term “WPG” shall mean both WPG and WPG-TRS).
(e)    Schedule 2.5 to the Agreement is hereby amended and restated in its entirety in the form set forth on Annex A attached hereto.
(f)    Exhibit O-1 to the Agreement is hereby amended and restated in its entirety in the form set forth on Annex B attached hereto.
(g)    Section 11.1.13 of the Agreement is hereby amended by deleting all references to “At or prior to Closing”, “At or prior to the Closing”, “at or prior to Closing” and “at or prior to the Closing” and inserting in lieu thereof “Immediately prior to Closing or “immediately prior to Closing”, as appropriate.
(h)    Section 11.1.21 of the Agreement is hereby amended to replace each reference to “Scottsdale JV” with “Scottsdale JV and/or SDQ III Fee, LLC.”
(i)    The parenthetical in the last sentence of the first paragraph of Section 11.1 of the Agreement is hereby deleted.
(j)    Section 11.4.1(d) of the Agreement is hereby amended and restated as follows:
(d)    Any breach by any of the WPG Parties of (i) any representation or warranty made by such WPG Party in this Agreement (other than any representation or warranty made in Section 11.1.26 or Section 11.1.33) or (ii) any representation or warranty contained in the certificate delivered by an executive officer of WPG on behalf of WPG pursuant to Section 3.1.3 of the Agreement (in each case, except to the extent arising from any representation or warranty made in Section 11.1.26 or Section 11.1.33);
(k)    The second sentence of Section 2.4.1 of the Agreement is hereby amended and restated as follows: “Seller shall be solely responsible for all Leasing Costs relating to the Prospective Leases, or any Replacement Lease (including if such Leasing Costs relating to the Prospective Leases, or any Replacement Lease, are due under any Property Management Agreement), and none of such costs shall be borne by any Partnership Entity or Purchasers.”

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(l)    The definition of “WPG Parties” in Section 17.1 of the Agreement is hereby amended and restated as follows:
“WPG Parties” means WPG, WPG TRS, WPG II, Seller and Seller II.
(m)    Section 17.1 of the Agreement is hereby amended by adding the following defined term thereto in the appropriate alphabetical order:
“WPG TRS” has the meaning set forth in Section 1.1.2.
Section 2.    Acknowledgements. Each party hereby acknowledges, agrees and ratifies that WPG-OC General Partner, LLC shall be “WPG II” for purposes of the Agreement, and WPG-OC Limited Partner, LLC shall be “Seller II” for purposes of the Agreement, and, concurrently herewith, WPG-OC General Partner, LLC and WPG-OC Limited Partner, LLC are executing a joinder in the form set forth on Annex C attached hereto in their capacity as WPG II and Seller II, respectively. Notice to any WPG Party shall constitute notice to each WPG Party, and notice to either Primary Purchaser or Parallel Purchaser shall constitute notice to both Primary Purchaser and Parallel Purchaser. Concurrently herewith, WPG TRS is executing a joinder in the form set forth on Annex D attached hereto.
Section 3.    Scottsdale Costs. A new Section 7.1(e) is hereby added to the Agreement as follows:
“Notwithstanding anything to the contrary contained in the Agreement, (a) following Closing, as promptly as reasonably practicable following the request of Purchasers, Seller and Seller II shall provide reasonable supporting documentation to allow Purchaser to verify the costs for Block K, Block L and Block M that are included in the Purchase Price, the Parallel Purchase Price and the Parallel Purchase Price II, (b) Purchasers shall deliver written notice of any objection thereto following receipt of such supporting documentation and in no event later than sixty (60) days thereafter and (c) appropriate adjustment shall thereafter be made between the parties following such time when the amount of any such adjustment becomes final in accordance with the procedures set forth in Section 7.1(c) of the Agreement. For the avoidance of doubt, any dispute with respect to the foregoing shall be resolved in the manner set forth in Section 7.1(c) of the Agreement.”
Section 4.    Confirmation of Agreement. Other than as expressly modified pursuant to this Amendment, all of the terms, conditions and other provisions of the Agreement are hereby ratified and confirmed and shall continue to be in full force and effect in accordance with their respective terms.

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Section 5.    References. All references to the Agreement (including “hereof,” “herein,” “hereunder,” “hereby” and “this Agreement”) shall refer to the Agreement as amended by this Amendment. Notwithstanding the foregoing, references to the date of the Agreement (as amended hereby) and references in the Agreement to “the date hereof,” “the date of this Agreement” and terms of similar import shall in all instances continue to refer to February 25, 2015; provided, however, that no representation and warranty deemed to be made by WPG TRS, if any, shall be deemed to be made as of February 25, 2015 and shall instead be made as of the date of this Amendment.
Section 6.    Counterparts. This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed original; such counterparts shall together constitute but one agreement. This Amendment may be executed by facsimile or electronic mail, and the signatures delivered to the parties by facsimile or electronic mail shall be valid for all purposes.

[Signature page to follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

WPG-OC LIMITED PARTNER, LLC, a Delaware limited liability company
By:    Washington Prime Group, L.P., its sole member
By:    WP Glimcher Inc., its general partner
By:    /s/ Robert P. Demchak
Name:    Robert P. Demchak
    Title:    General Counsel and Secretary
WPGC GENERAL PARTNER, LLC, a Delaware limited liability company
By:    Washington Prime Group, L.P., its sole member
By:    WP Glimcher Inc., its general partner
By:    /s/ Robert P. Demchak
Name:    Robert P. Demchak
    Title:    General Counsel and Secretary

[Signature Page to PSA Amendment No. 1]

O’CONNOR MALL PARTNERS, L.P., a Delaware limited partnership
By: O’Connor Mall Properties GP, LLC, a Delaware limited partnership, its general partner
By: O’Connor Management LLC, a Delaware limited liability company, its manager

By:    /s/ Joel Bayer
Name:    Joel Bayer
    Title:    Executive Vice President and Chief Investment Officer

[Signature Page to PSA Amendment No. 1]

FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:    /s/ Thomas S. Solomon
Name:    Thomas S. Solomon
    Title: National Underwriter

[Signature Page to PSA Amendment No. 1]

CONFIRMATION
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned (“Joinder Party”), an affiliate of Seller and WPG, hereby confirms that (a) Joinder Party’s joinder attached to the Agreement remains in full force and effect, (b) references to the Agreement in such joinder shall mean the Agreement, as amended by the Amendment No. 1 to which this Confirmation is attached, and (c) references in such joinder to Seller and WPG shall mean Seller, WPG, WPG TRS, Seller II and WPG II.
WASHINGTON PRIME GROUP, L.P., an Indiana limited partnership
By:    WP Glimcher Inc., its general partner
By:    /s/ Robert P. Demchak
Name:    Robert P. Demchak
    Title:    General Counsel and Secretary

[Signature Page to Confirmation]

Annex A
[Structure Chart—attached separately]

Annex B
EXHIBIT O-1
Form of Joinder Agreement
Pursuant to this JOINDER AGREEMENT (this “Joinder Agreement”), dated as of May 29, 2015, the undersigned (“Parallel Purchaser”) hereby joins in the execution of that certain Purchase, Sale and Escrow Agreement, dated as of February 25, 2015, by and among WPG-OC General Partner, LLC (“WPG”), WPG-OC Limited Partner, LLC (“Seller”) and O’Connor Mall Partners, L.P. (as amended by Amendment No. 1 thereto dated May 29, 2015 and as may be further amended from time to time, the “Purchase Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parallel Purchaser acknowledges that this Joinder Agreement is made for the purpose of inducing WPG, WPG II and Seller and Seller II to enter into the Purchase Agreement, and hereby agrees as follows:
1. By executing this Joinder Agreement (but subject to the limitation contained in the last sentence of the first paragraph of Section 11.2 of the Purchase Agreement), Parallel Purchaser hereby becomes a party to the Purchase Agreement as if it were an original party thereto, and hereby agrees to be bound by the terms, covenants and other provisions of the Purchase Agreement applicable to it as Parallel Purchaser and hereby assumes all rights and obligations of Parallel Purchaser thereunder, with the same force and effect as if originally named therein and Parallel Purchaser had executed the Purchase Agreement on the Effective Date of the Purchase Agreement.
2. Each of Primary Purchaser’s and Parallel Purchaser’s obligations with respect to the Purchase Agreement shall be joint and several.
3. This Joinder Agreement shall be binding upon Parallel Purchaser and its respective successors and assigns and shall survive the Closing indefinitely.
4. Parallel Purchaser has the legal power, right and authority to enter into this Joinder Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Joinder Agreement have been duly authorized by all necessary limited partnership action on the part of Parallel Purchaser, and Parallel Purchaser has duly executed and delivered this Joinder Agreement. This Joinder Agreement is the legal, valid and binding obligation of Parallel Purchaser, enforceable against Parallel Purchaser in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditor’s rights and remedies generally and (ii) general principles of equity (whether considered at a proceeding at law or in equity).

O’CONNOR MALL PARALLEL PARTNERS, L.P., a Delaware limited partnership
By: O’Connor Mall Properties GP, LLC, a Delaware limited partnership, its general partner
By: O’Connor Management LLC, a Delaware limited liability company, its manager

By:    /s/ Joel Bayer
Name:    Joel Bayer
    Title: Executive Vice President and Chief Investment Officer

[Signature Page to Parallel Purchaser Joinder to PSA]

Annex C
JOINDER AGREEMENT
Pursuant to this JOINDER AGREEMENT (this “Joinder Agreement”), dated as of May 29, 2015, each of the undersigned (“WPG II” and “Seller II”, respectively) hereby joins in the execution of that certain Purchase, Sale and Escrow Agreement, dated as of February 25, 2015, by and among WPG-OC General Partner, LLC (“WPG”), WPG-OC Limited Partner, LLC (“Seller”) and O’Connor Mall Partners, L.P. (as amended by Amendment No. 1 thereto dated May 29, 2015 and as may be further amended from time to time, the “Purchase Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of WPG II and Seller II acknowledges that this Joinder Agreement is made for the purpose of inducing Purchasers to enter into the Purchase Agreement, and hereby agrees as follows:
1. By executing this Joinder Agreement (but subject to the limitation contained in the last sentence of the first paragraph of Section 11.1 of the Purchase Agreement), each of WPG II and Seller II hereby agrees to be bound by the terms, covenants and other provisions of the Purchase Agreement applicable to it as WPG II and Seller II, respectively, and hereby assumes all rights and obligations of WPG II and Seller II, respectively, thereunder, with the same force and effect as if originally named therein and each of WPG II and Seller II had executed the Purchase Agreement on the Effective Date of the Purchase Agreement.
2. Each of the WPG Parties’ obligations with respect to the Purchase Agreement shall be joint and several.
3. This Joinder Agreement shall be binding upon each of WPG II and Seller II and their respective successors and assigns and shall survive the Closing indefinitely.
4. Each of WPG II and Seller II has the legal power, right and authority to enter into this Joinder Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Joinder Agreement have been duly authorized by all necessary limited partnership action on the part of WPG II and Seller II, and each of WPG II and Seller II has duly executed and delivered this Joinder Agreement. This Joinder Agreement is the legal, valid and binding obligation of WPG II and Seller II, enforceable against WPG II and Seller II, respectively, in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditor’s rights and remedies generally and (ii) general principles of equity (whether considered at a proceeding at law or in equity).

WPG-OC GENERAL PARTNER, LLC, as WPG II
By: Washington Prime Group, L.P., its sole member
By: WP Glimcher Inc., its general partner

By:    /s/ Robert P. Demchak
Name:    Robert P. Demchak
Title:    General Counsel and Secretary

WPG-OC LIMITED PARTNER, LLC, as Seller II
By: Washington Prime Group, L.P., its sole member
By: WP Glimcher Inc., its general partner

By:    /s/ Robert P. Demchak
Name:    Robert P. Demchak
Title:    General Counsel and Secretary

[Signature Page to WPG II and Seller II Joinder to PSA]

Annex D
JOINDER AGREEMENT
Pursuant to this JOINDER AGREEMENT (this “Joinder Agreement”), dated as of May 29, 2015, the undersigned (“WPG TRS”) hereby joins in the execution of that certain Purchase, Sale and Escrow Agreement, dated as of February 25, 2015, by and among WPG-OC General Partner, LLC (“WPG”), WPG-OC Limited Partner, LLC (“Seller”) and O’Connor Mall Partners, L.P. (as amended by Amendment No. 1 thereto dated May 29, 2015 and as may be further amended from time to time, the “Purchase Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, WPG TRS acknowledges that this Joinder Agreement is made for the purpose of inducing Purchasers to enter into the Purchase Agreement, and hereby agrees as follows:
1. By executing this Joinder Agreement (provided, however, that any representation and warranty made in Section 11.1 as it relates to WPG TRS shall be deemed to be first made as of the date hereof, rather than the Effective Date), WPG TRS hereby becomes a party to the Purchase Agreement as if it were an original party thereto, and hereby agrees to be bound by the terms, covenants and other provisions of the Purchase Agreement applicable to it as WPG TRS and hereby assumes all rights and obligations of WPG TRS thereunder with the same force and effect as if originally named therein and WPG TRS had executed the Purchase Agreement on the Effective Date of the Purchase Agreement.
2. Each of the WPG Parties’ obligations with respect to the Purchase Agreement shall be joint and several.
3. This Joinder Agreement shall be binding upon WPG TRS and its successors and assigns and shall survive the Closing indefinitely.
4. WPG TRS has the legal power, right and authority to enter into this Joinder Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Joinder Agreement have been duly authorized by all necessary limited partnership action on the part of WPG TRS, and WPG TRS has duly executed and delivered this Joinder Agreement. This Joinder Agreement is the legal, valid and binding obligation of WPG TRS, enforceable against WPG TRS in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditor’s rights and remedies generally and (ii) general principles of equity (whether considered at a proceeding at law or in equity).

WPG MANAGEMENT ASSOCIATES, INC.

By:        /s/ Robert P. Demchak
Name:    Robert P. Demchak
Title:    General Counsel and Secretary

[Signature Page to WPG Management Associates Joinder to PSA]